Exhibit 10.6

Assumption and Supplemental Guaranty Agreement

               This Agreement dated as of this 21st day of April, 2003, from Melamine Chemicals, Inc., a Delaware corporation (the "New Guarantor"), to the Banks (as defined in the Guaranty Agreement hereinafter identified and defined);

Witnesseth that:

               Whereas, certain parties have executed and delivered to the Banks that certain Amended and Restated Guaranty Agreement dated as of November 15, 2002 (such Amended and Restated Guaranty Agreement, as the same may from time to time be modified or amended, including supplements thereto which add additional parties as Guarantors thereunder, being hereinafter referred to as the "Guaranty Agreement") pursuant to which such parties (the "Existing Guarantors") have guarantied the payment when due to the Agent and the Banks of any and all indebtedness, obligations and liabilities of Mississippi Chemical Corporation (the "Borrower") to the Agent and the Banks; and

               Whereas, the Borrower provides the New Guarantor with substantial financial, managerial, administrative, technical and design support and the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Banks to the Borrower;

               Now, therefore, for value received, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Banks from time to time, the New Guarantor hereby agrees as follows:

               1.     The New Guarantor acknowledges and agrees that it shall become a "Guarantor" party to the Guaranty Agreement effective upon the date the New Guarantor's execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Guaranty Agreement to the terms "Guarantor" or "Guarantors" shall be deemed to include the New Guarantor. Without limiting the generality of the foregoing, the New Guarantor hereby repeats and reaffirms all covenants, agreements, representations and warranties contained in the Guaranty Agreement as amended hereby, each and all of which are and shall remain applicable to the New Guarantor. Without limiting the foregoing, the New Guarantor hereby jointly and severally guarantees the full and prompt payment to the Agent and each of the Banks when due (whether by acceleration, lapse of time or otherwise) and at all times thereafter of principal of and interest on all Indebtedness of the Borrower under the Credit Agreement, and all amendments, modifications, extensions or renewals of all or any part thereof and all other indebtedness, liabilities and obligations of the Borrower to the Banks and the Agent under the Credit Agreement.

               2.     The New Guarantor hereby acknowledges and agrees that the New Guarantor's obligations hereunder and under the Guaranty Agreement are otherwise on and subject to, the terms and conditions of the Guaranty Agreement to the same extent and with the same force and effect as if the New Guarantor had originally been one of the Existing Guarantors under the Guaranty Agreement and had originally executed the same as such an Existing Guarantor.

                3.     All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Guaranty Agreement, except that any reference to the term "Guarantor" or "Guarantors" in any provision of the Guaranty Agreement providing meaning to such term shall be deemed a reference to the Existing Guarantors and the New Guarantor. Except as specifically modified hereby, all of the terms and conditions of the Guaranty Agreement shall stand and remain unchanged and in full force and effect.

               4.     The New Guarantor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may deem necessary or proper to carry out more effectively the purposes of this Agreement.

               5.     No reference to this Agreement need be made in the Guaranty Agreement or in any other document or instrument making reference to the Guaranty Agreement, any reference to the Guaranty Agreement in any of such other documents and instruments to be deemed a reference to the Guaranty Agreement as modified hereby.

               6.     This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law) in which state it shall be performed by the New Guarantor.
MELAMINE CHEMICALS, INC.

By /s/ Timothy A. Dawson
Its Vice President - Finance